Exhibit 99.1

FOR IMMEDIATE RELEASE


FOR:                                        CONTACT:
     Packaging Dynamics Corporation              Mr. Patrick Chambliss
     3900 West 43rd Street                       Packaging Dynamics Corporation
     Chicago, IL  60632                          (773) 843-8113

       Packaging Dynamics Corporation to be Acquired by Kohlberg & Company

Chicago, IL: Friday, February 24, 2006 - Packaging Dynamics Corporation (NASDAQ-PKDY)(the "Company" or "Packaging Dynamics") announced that it has entered into a definitive agreement providing for the acquisition of the Company by an affiliate of Kohlberg & Company ("Kohlberg"), a private investment firm.

Under the terms of the agreement, each outstanding share of Packaging Dynamics' common stock will be acquired for $14.00 in cash by a wholly-owned subsidiary of Kohlberg affiliate Thilmany, LLC, a leading manufacturer and converter of lightweight packaging, pressure sensitive and industrial papers. The transaction is valued at approximately $268 million including the assumption or refinancing of the Company's outstanding indebtedness as of December 31, 2005. The $14.00 purchase price represents a 17% premium to the average closing stock price over the last 90 days.

"This transaction delivers significant value to the Packaging Dynamics stockholders, many of whom became investors in the Company when it was formed in 1998 or when it became public following the spin-off from Ivex Packaging Corporation in 2002," said Frank V. Tannura, Packaging Dynamics' Chairman and Chief Executive Officer. "Packaging Dynamics was originally formed to create a premier flexible packaging company providing innovative value-added specialty packaging products. Since 1998, Packaging Dynamics has grown from $125 million in converted product sales to over $360 million, while making four acquisitions and significant internal investments in support of the customers and markets we serve. The acquisition by Kohlberg and the merger with its Thilmany business will provide the platform to continue our growth strategy and will provide significant benefits and opportunities for our 1,300 employees as well as our valued customers and suppliers. I am excited about the opportunities which lie ahead in our new partnership with John Zuleger and the entire Thilmany organization."

The combined Packaging Dynamics and Thilmany business will have annual sales of approximately $750 million, making it one of the ten largest flexible packaging companies in the United States. Going forward, the parent company will operate as Packaging Dynamics and will be comprised of three business units, each of which will be a recognized leader in its respective markets:

- BagcraftPapercon - A leading converter of value-added food packaging products including a broad line of specialty bag, wrap and sheeted products. Key market segments served include restaurant, foodservice distribution, supermarket, and food processor.

- Thilmany Packaging / International Converter - A leading producer of extrusion and adhesive laminated structures for use in retail, consumer, medical and industrial packaging applications, as well as building materials applications.

- Thilmany Papers - A leading manufacturer of specialty lightweight paper for packaging, pressure sensitive and technical & industrial applications.

Jack Rohrbach, Thilmany's Chairman, will become non-executive Chairman of the combined company while Frank Tannura, Packaging Dynamics' Chairman and Chief Executive Officer, will become CEO, John Zuleger, Thilmany's President and Chief Executive Officer, will become President and Chief Operating Officer, and Pat Chambliss, Packaging Dynamics' Chief Financial Officer, will continue as CFO.

The merger agreement has been approved by the Company's Board of Directors. In addition, Packaging Investors, L.P. has agreed to vote its 3,985,561 shares, representing approximately 37% of the voting power of the Company, in favor of the transaction.

The transaction is expected to be completed during the second quarter of 2006, subject to various customary conditions, including approval of the transaction by the Company's stockholders and the expiration of the applicable waiting period under the Hart-Scott-Rodino Act. The definitive agreement includes customary provisions permitting the Company's board to receive and accept an alternative proposal if that proposal is more favorable to the Company's stockholders and reasonably capable of being completed, subject to payment of a termination fee. Commitment letters have been obtained with respect to all necessary financing in connection with the transaction.

In connection with the Company's solicitation of proxies with respect to its special meeting of shareholders concerning the proposed transaction, the Company will file with the SEC, and will furnish to stockholders of the Company, a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed to stockholders because it will contain important information. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Stockholders may also obtain a free-of-charge copy of the proxy statement and other documents (when available) by directing a request by mail or telephone to Packaging Dynamics Corporation, 3900 West 43rd Street, Chicago, IL 60632,
Attention: Corporate Secretary, Telephone: 773 843 8000.

Deutsche Bank Securities Inc. acted as financial advisors to the Company and provided a fairness opinion. Lehman Brothers Inc. also provided a fairness opinion to the Company. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to the Company.

Conference Call

The Company will hold a conference call on Monday, February 27, 2006 at 10:00 a.m. (ET). For access to the Packaging Dynamics conference call, please dial 800-762-4758 (U.S.) by 9:45 a.m. (ET) on February 27th. The access code is "Packaging Dynamics Announcement." A replay of the call will be available from approximately 4:00 p.m. (ET) on February 27th through 11:59 p.m. (ET) on March 13th. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 820366.

About Packaging Dynamics

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets.

About Kohlberg & Company

Founded in 1987, Kohlberg & Company is a private equity firm with offices in Mt. Kisco, New York and Palo Alto, California. Together with its affiliates, Kohlberg manages more than $3.7 billion of capital. Through its affiliates, Kohlberg has completed over 75 acquisition and recapitalization transactions in a variety of industries, including a focus on investments in manufacturing, healthcare, consumer products and service industries.

About Thilmany, LLC

Thilmany, LLC manufactures and converts lightweight packaging, pressure sensitive and industrial papers for use in a variety of packaging, medical, consumer product and industrial applications. Thilmany Papers' manufacturing operations are located in Kaukauna and De Pere, WI, while Thilmany Packaging's converting operations are located in Kaukana, WI.

Packaging Dynamics Forward-Looking Language

The statements contained in this press release are forward-looking and are identified by the use of forward- looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.